                                                                    EXHIBIT 99.2


                        MICROELECTRONIC PACKAGING, INC.
                        NOTICE OF GRANT OF STOCK OPTION

  Notice is hereby given of the following stock option grant (the "Option") to purchase shares of the Common Stock of Microelectronic Packaging, Inc. (the "Corporation"):


  Optionee:
  --------     ---------------------------------------------------------------
  Grant Date:
  ----------   ---------------------------------------------------------------
  Exercise Price:  $                 per share
  --------------    ----------------
  Number of Option Shares:           shares
  -----------------------  ---------
  Expiration Date:
  ---------------  -----------------------------------------------------------
  Type of Option:
  --------------   -----------------------------------------------------------

  Exercise Schedule:  The Option shall become exercisable for one-third (1/3)
  -----------------
  of the Option Shares upon Optionee's completion of one (1) year of Service measured from the Grant Date and shall become exercisable for the balance of the Option Shares in two (2) successive equal annual installments upon Optionee's completion of each additional year of Service over the two (2)-year period measured from the first anniversary of the Grant Date. In no event shall the Option become exercisable for any additional Option Shares following Optionee's cessation of Service.


  Optionee understands and agrees that the Option is granted subject to and in accordance with the terms of the Microelectronic Packaging, Inc. 1993 Stock Option/Stock Issuance Plan (the "Plan"). Optionee further agrees to be bound by the terms of the Plan and the terms of the Option as set forth in the Stock Option Agreement attached hereto as Exhibit A. Optionee hereby acknowledges receipt of a copy of the official prospectus for the Plan attached hereto as Exhibit B. A copy of the Plan is available upon request to the Corporate Secretary at the Corporation's principal executive offices.


  No Employment or Service Contract.  Nothing in this Notice or in the attached
  ---------------------------------
Stock Option Agreement or in the Plan shall confer upon Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Corporation (or any parent or subsidiary employing or retaining Optionee) or of Optionee, which rights are hereby expressly reserved by each, to terminate Optionee's Service at any time for any reason whatsoever, with or without cause.
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  Definitions.  All capitalized terms in this Notice shall have the meaning
  -----------
assigned to them in this Notice or in the Attached Stock Option Agreement.


Dated:               , 199
      --------------      -

                              MICROELECTRONIC PACKAGING, INC.



                              By:
                                  -----------------------------------------


                              Title:
                                     --------------------------------------



                              ---------------------------------------------
                              OPTIONEE


                              Address:
                                        -----------------------------------

                                        -----------------------------------





ATTACHMENTS:
-----------
Exhibit A:  Stock Option Agreement
Exhibit B:  Plan Summary and Prospectus


                                      2.
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                                   EXHIBIT A
                                   ---------

                            STOCK OPTION AGREEMENT
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                                 EXHIBIT B
                                 ---------

                          PLAN SUMMARY AND PROSPECTUS